EXHIBIT 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF CARA THERAPEUTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Cara Therapeutics, Inc. (the "Company") for the quarter ended June 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Derek Chalmers, Ph.D., D.Sc., as Chief Executive Officer of the Company, and Richard Makara, as VP, Head of Accounting & Controller of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon a review of the Report:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEREK CHALMERS
Name: Derek Chalmers, Ph.D., D.Sc.
Title: Chief Executive Officer
Date: August 10, 2020

/s/ RICHARD MAKARA
Name: Richard Makara
Title: VP, Head of Accounting & Controller
(Principal Financial Officer)
Date: August 10, 2020